UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ONEOK, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2020

The following Notice of Change of Location relates to the Definitive Proxy Statement filed by ONEOK, Inc. (the “Company”) with the Securities and Exchange Commission on April 3, 2020 and made available to shareholders of the Company in connection with the solicitation of proxies for the Company’s Annual Meeting of Shareholders to be held on May 20, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 27, 2020. The Company’s proxy statement and our 2019 annual report to shareholders are available on our website at www.oneok.com. Additionally, you may access our proxy statement and our 2019 annual report at www.proxydocs.com/oke.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2020

To the Shareholders of ONEOK, Inc.:

Due to public health concerns relating to the coronavirus pandemic (COVID-19), and to protect the health and well-being of our shareholders, employees, directors and the public, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders of ONEOK, Inc. (the “Company”) will be held as a virtual meeting only. You will not be able to attend the 2020 Annual Meeting in person. As previously announced, the 2020 Annual Meeting will be held on Wednesday, May 20, 2020 at 9:00 a.m. Central Daylight Time.

You will be entitled to participate in and vote at the 2020 Annual Meeting if you were a shareholder of record as of the close of business on March 23, 2020, the record date, or hold a legal proxy for the 2020 Annual Meeting provided by your bank, broker, or nominee. Guests may join the 2020 Annual Meeting online in listen-only mode, but they will not have the option to vote shares or ask questions during the virtual meeting.

To attend the 2020 Annual Meeting, simply go to the virtual meeting website at https://web.lumiagm.com/205564060. You can also access the link directly from our website at https://ir.oneok.com/ under the Events and Presentation page. You will then need to enter the control number found on your proxy card, voting instruction form or notice you previously received, along with the Meeting Code ONEOK2020 (case sensitive), in order to be admitted to the meeting. Those holding their shares through an intermediary, such as a bank, broker, or nominee, who want to participate should request a control number from their intermediary in advance of the meeting.

You may vote during the 2020 Annual Meeting by following the instructions that will be available on the virtual meeting website during the 2020 Annual Meeting. If you hold your shares through an intermediary, you must obtain a legal proxy from your bank, broker, or nominee in order to vote during the meeting. A list of shareholders entitled to vote at the 2020 Annual Meeting will be available on the meeting website during the meeting for examination by any shareholder for any purpose germane to the meeting.

Whether or not you plan to attend the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. If you have already voted, your vote is still effective, and it will be cast in accordance with your instructions by one of the duly appointed proxies at the 2020 Annual Meeting. The proxy card, voting instruction form or notice included with the previously distributed proxy materials may continue to be used to vote your shares in connection with the 2020 Annual Meeting.

It is our desire to conduct a virtual meeting that approximates an in-person experience for our shareholders. Shareholders who have entered their control number may ask questions at the 2020 Annual Meeting in accordance with the rules of conduct that will be made available at the virtual meeting site and an audio archive of the 2020 Annual Meeting, including the question and answer session, will be posted on the Company’s website at www.oneok.com under the Investor page within a few days after adjournment.

Help and technical support for accessing the virtual meeting is available before the 2020 Annual Meeting by calling 1-866-235-0232. Online check-in will begin 30 minutes before the 2020 Annual Meeting, and you should allow ample time for the check-in procedures.

By Order of the Board of Directors,

Eric Grimshaw

Secretary

Tulsa, Oklahoma

April 27, 2020